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                                                                EXHIBIT 99.1
[SOMANETICS LETTERHEAD]
                                                                NEWS RELEASE


FOR IMMEDIATE RELEASE           CONTACT:  Raymond W. Gunn
November 22, 1996               Executive Vice President & CFO
                                (810) 689-3050



               SOMANETICS ANNOUNCES COMPLETION OF STOCK OFFERING


TROY, Mich. -- Somanetics Corporation (the "Company") (Nasdaq: SMTS) announced today that it has completed the placement of 3,668,413 newly-issued Common Shares, par value $0.01 per share, at a price of $1.15 per share through an offering complying with Regulation S under the Securities Act of 1933, as amended (the "Act"), for gross proceeds of $4,218,675.

The Company intends to use the net proceeds of the offering to fund the Company's losses and sustain its operations, including engineering, clinical trials, marketing and start-up costs to resume sales of the Cerebral Oximeter in the United States, additional personnel, research and development projects, and working capital, including increased accounts receivables and inventory, and to repay the loan from the Placement Agent to enable the Company to fund the redemption price of the Company's Class B Warrants.

The Common Shares offered will not be registered under the Act and may not be offered or sold in the United States absent registration or an applicable exemption from registration requirements.